Exhibit 5.1
[TK LETTERHEAD]
October 31, 2007
Carrington Laboratories, Inc.
2001 Walnut Hill Lane
Irving, Texas 75038
Ladies and Gentlemen:
     We have acted as special counsel for Carrington Laboratories, Inc., a Texas corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1, including Amendment No. 1 thereto (collectively, the “Registration Statement”), including the prospectus constituting a part thereof, filed and to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale from time to time by the selling shareholders named in the Registration Statement (the “Selling Shareholders”) of up to 2,926,922 shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), (i) underlying the series D-1, D-2, D-3, E-1 and E-2 warrants referenced in the Registration Statement (the “Warrants”), and (ii) underlying or otherwise issuable pursuant to conversion of the senior secured convertible debentures or as payment of principal and interest thereto referenced in the Registration Statement (the “Debentures”), in the manner set forth in the Registration Statement.
     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
     (i) the Registration Statement and the form of prospectus included therein, substantially in the form transmitted to the Commission under the 1933 Act;
     (ii) the Restated Articles of Incorporation of the Company, as amended by Amendment No. 1 to the Restated Articles of Incorporation of the Company dated August 7, 2007 (the “Charter”), certified as of a recent date by the Secretary of State of the State of Texas;
     (iii) the Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;
     (iv) a certificate of the Comptroller of Public Accounts of the State of Texas as to the good standing of the Company, dated as of a recent date;

Carrington Laboratries, Inc.
October 31, 2007

     (v) resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the issuance and registration of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;
     (vi) the Securities Purchase Agreement dated as of April 25, 2007 among the Company and the other parties thereto, as amended to the date hereof;
     (vii) the form of each of the Warrants;
     (viii) the form of the Debentures;
     (ix) a certificate executed by an officer of the Company, dated as of the date hereof; and
     (x) such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
     In rendering the opinions expressed below, we have assumed:
     (i) All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
     (ii) The valid exercise of the Warrants in accordance with the terms thereof.
     (iii) The valid conversion of the Debentures in accordance with the terms thereof.
     We have not independently established the validity of the foregoing assumptions.

Carrington Laboratries, Inc.
October 31, 2007

     Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that:
     1. The Shares to be received by the Selling Shareholders upon exercise of the Warrants and covered by the Registration Statement that are to be offered and sold from time to time by the Selling Shareholders will be validly issued, fully paid and nonassessable.
     2. The Shares to be received by the Selling Shareholders upon conversion of the Debentures and covered by the Registration Statement that are to be offered and sold from time to time by the Selling Shareholders will be validly issued, fully paid and nonassessable.
     3. Upon the authorization and approval by the Board, or a duly authorized committee thereof, in accordance with and not in violation of the Charter, the Bylaws and the Resolutions, the Shares to be received by the Selling Shareholders as payment of principal and interest under the terms of the Debentures and covered by the Registration Statement that are to be offered and sold from time to time by the Selling Shareholders will be validly issued, fully paid and nonassessable.
     The foregoing opinion is limited to the laws of the State of Texas and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Texas. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Texas, we do not express any opinion on such matter.
     This opinion letter is limited to the matters expressly stated herein, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.
     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.
Respectfully submitted,

/s/ Thompson & Knight LLP
PAL/WPW
RHS